UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 29, 2010

THL Credit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-00789	27-0344947
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification Number)

100 Federal Street, 31st Floor, Boston, MA 02110
(Address of principal executive offices)

Registrant’s telephone number, including area code (800) 450-4424

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 29, 2010 and effective as of such date, the Board of Directors of THL Credit, Inc. (the “Company”) approved the appointment of Ms. Stephanie Paré Sullivan as the Company’s General Counsel and Chief Compliance Officer.  The position of Chief Compliance Officer was previously held on an interim basis by Mr. Terrence W. Olson, who will continue in his capacities as Chief Financial Officer, Chief Operating Officer and Treasurer of the Company.

Ms. Stephanie Paré Sullivan, age 37, is currently Managing Director, General Counsel and Chief Compliance Officer of THL Credit Advisors LLC, positions she has held since April 22, 2010. Previously, Ms. Sullivan was a partner in the law firm of Goodwin Procter LLP from 1998 to 2010, primarily focusing on mergers and acquisitions, private equity transactions and the representation of early- and later-stage growth companies.  She was instrumental in the development of the firm’s private equity practice group, and contributed to the firm’s hiring, mentoring and pro bono initiatives.  Ms. Sullivan received her BA from Williams College and her JD from New York University School of Law.  Ms. Sullivan is admitted to the Massachusetts and New York bars.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

THL CREDIT, INC.

Date: May 3, 2010	By:	/s/ Terrence W. Olson
		Name:	Terrence W. Olson
		Title:	Chief Financial Officer, Chief Operating Officer & Treasurer